   As filed with the Securities and Exchange Commission on January 12, 2001
                                              Registration No. 333-__________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                          EXODUS COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                         77-0403076
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                        Identification No.)

                          2831 Mission College Blvd.
                            Santa Clara, CA  95054
                                (408) 346-2200
  (Address and Telephone Number of Registrant's Principal Executive Offices)

           Stock options granted under the GlobalCenter Management
                       Stock Plan assumed by Registrant
        Stock options granted under the Global Crossing Ltd. 1998 Stock
                       Option Plan assumed by Registrant

                           (Full Title of the Plans)

                               Ellen M. Hancock
                     President and Chief Executive Officer
                          Exodus Communications, Inc.
                          2831 Mission College Blvd.
                             Santa Clara, CA 95054
                                (408) 346-2200
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                           Robert A. Freedman, Esq.
                             Craig A. Menden, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                            Amount       Proposed Maximum    Proposed Maximum     Amount of
                                            To Be         Offering Price        Aggregate       Registration
 Title of Securities To Be Registered     Registered         Per Share        Offering Price        Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value            10,329,013 (1)     $18.49 (2)      $ 190,983,450 (2)   $  47,746
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value             2,382,583 (3)     $36.70 (2)      $  87,440,796 (2)   $  21,860
---------------------------------------------------------------------------------------------------------------
       Totals                             12,711,596             _                      _        $  69,606
===============================================================================================================

(1) Represents shares subject to outstanding stock options assumed from GlobalCenter Inc., a Delaware corporation, which were originally issued pursuant to the GlobalCenter Management Stock Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and based upon the weighted average per share exercise price for such outstanding options.
(3) Represents shares subject to outstanding stock options assumed from Global Crossing Ltd., a Delaware corporation, which were originally issued pursuant to the Global Crossing Ltd. 1998 Stock Incentive Plan.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------

ITEM 1.   PLAN INFORMATION (1)

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION (1)

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The final prospectus filed November 8, 2000 pursuant to Rule 424(b) under the Securities Act to the Registrant's Registration Statement on Form S-4 (File No. 333-43470).

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000, as amended.

     (c) The Registrant's Current Reports on Form 8-K filed April 7, 2000, June 21, 2000, June 30, 2000, September 28, 2000, October 13, 2000, October
          20, 2000, November 3, 2000 and November 13, 2000.

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 13, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999 under Section 12(g) of the Exchange Act, as amended by Form 8-A/A filed on November 29, 1999 and Form 8-A/A filed on January 10, 2001, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnification under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether the indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the "Securities Act")) from any person who was not found guilty of such fraudulent misrepresentation.

     The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

     The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act.

     As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, maintains director and officer liability insurance.

     In addition, Thadeus Mocarski, a director of the Registrant, is indemnified in certain circumstances by Fleet Financial Group, Inc.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

    Exhibit
    Number                              Exhibit Title
    -------    -----------------------------------------------------------------

     4.01 Registrant's Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 4.01 of the Registrant's Registration Statement on Form S-8 filed with the Commission on July 19, 1999).

     4.02 Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock of the Registrant, as filed with the Delaware Secretary of State on January 28, 1999 (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999).

     4.03      Registrant's Bylaws (incorporated herein by reference to Exhibit
               3.06 of the Registrant's Registration Statement on Form S-1, Registration No. 333-44469, declared effective by the Commission on March 18, 1998.)

     4.04 Rights Agreement dated January 27, 1999 between Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.04 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29,
               1999).

     4.05 Amendment to Rights Agreement dated October 20, 1999 between Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.05 of the Registrant's Amended Registration Statement on Form 8-A filed with the Commission on November 29, 1999).

     4.06 Amendment to Rights Agreement dated January 10, 2001 between Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.05 of the Registrant's Amended Registration Statement on Form 8-A filed with the Commission on January 10, 2001).

     4.07 GlobalCenter Management Stock Plan and related form of Stock Option Agreement (1).

     4.08 Global Crossing Ltd. 1998 Stock Incentive Plan and related form of Stock Option Agreement (1).

     5.01      Opinion of Fenwick & West LLP.

     23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02     Consent of KPMG LLP, independent auditors.

     24.01     Power of Attorney (see signature page of Form S-8).

________________
(1) GlobalCenter Inc. ("GlobalCenter") is a Delaware corporation that was acquired by the Registrant on January 10, 2001 (through a merger of a wholly-owned subsidiary of the Registrant with and into GlobalCenter Holding Co., a Delaware corporation and the parent corporation of GlobalCenter) pursuant to the terms of an Agreement and Plan of Merger dated September 28, 2000, in which the Registrant agreed to assume certain outstanding options of GlobalCenter under the GlobalCenter Management Stock Plan and the Global Crossing Ltd. 1998 Stock Incentive Plan. GlobalCenter was, prior to completion of the merger, a wholly owned indirect subsidiary of Global Crossing Ltd.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 12th day of January, 2001.

                              EXODUS COMMUNICATIONS, INC.

                              By:  /s/  R. Marshall Case
                                 ----------------------------------------------
                                 R. Marshall Case
                                 Executive Vice President, Finance and Chief
                                 Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ellen M. Hancock and R. Marshall Case, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                      Title
/s/  Ellen M. Hancock               President, Chief Executive Officer and Chairman of       January 12, 2001
---------------------------------   the Board of Directors
Ellen M. Hancock

Principal Financial Officer and                                                              January 12, 2001
Principal Accounting Officer:

/s/  R. Marshall Case               Executive Vice President, Finance and Chief Financial    January 12, 2001
---------------------------------   Officer
R. Marshall Case

Additional Directors:                                                                        January 12, 2001

/s/  Mark Dubovoy                   Director                                                 January 12, 2001
---------------------------------
Mark Dubovoy

/s/  John R. Dougery                Director                                                 January 12, 2001
---------------------------------
John R. Dougery

/s/  Max D. Hopper                  Director                                                 January 12, 2001
---------------------------------
Max D. Hopper

/s/  R. Daniel C. Lynch             Director                                                 January 12, 2001
---------------------------------
Daniel C. Lynch

                                    Director                                               _________, 2001
_________________________________
Thadeus J. Mocarski

/s/  Naomi O. Seligman              Director                                               January 12, 2001
---------------------------------
Naomi O. Seligman

/s/  L. William Krause              Director                                               January 12, 2001
---------------------------------
L. William Krause

/s/  Dirk A. Stuurop                Director                                               January 12, 2001
---------------------------------
Dirk A. Stuurop

                                   Director                                                __________, 2001
_________________________________
Laura D'Andrea Tyson, Ph.D.

                                 EXHIBIT INDEX

 Exhibit
  Number                           Exhibit Title
 -------  ----------------------------------------------------------------------
   4.01   Registrant's Restated Certificate of Incorporation, as amended
          (incorporated herein by reference to Exhibit 4.01 of the Registrant's
          Registration Statement on Form S-8 filed with the Commission on July
          19, 1999).

   4.02  Certificate of Designations specifying the terms of the Series A Junior
         Participating Preferred Stock of the Registrant, as filed with the Delaware Secretary of State on January 28, 1999 (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999).

   4.03 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.06 of the Registrant's Registration Statement on Form S-1, Registration
         No. 333-44469, declared effective by the Commission on March 18, 1998.)

   4.04  Rights Agreement dated January 27, 1999 between Registrant and
         BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.04 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 29, 1999).

   4.05 Amendment to Rights Agreement dated October 20, 1999 between Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.05 of the Registrant's Amended Registration Statement on
         Form 8-A filed with the Commission on November 29, 1999).

   4.06 Amendment to Rights Agreement dated January 10, 2001 between Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.05 of the Registrant's Amended Registration Statement on
         Form 8-A filed with the Commission on January 10, 2001).

   4.07  GlobalCenter Management Stock Plan and related form of Stock Option
         Agreement.

   4.08  Global Crossing Ltd. 1998 Stock Incentive Plan and related form of
         Stock Option Agreement.

   5.01  Opinion of Fenwick & West LLP.

  23.01  Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02  Consent of KPMG LLP, independent auditors.

  24.01  Power of Attorney (see signature page of Form S-8)